Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of MoneyLogix Group, Inc. for the three month period ending March 31, 2010, I, Gary Cilevitz, Chief Financial Officer of MoneyLogix Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.   Such Quarterly Report on Form 10-Q for the three months ending  March 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Quarterly  Report on Form 10-Q for the three months ended March 31, 2010, fairly represents in all material respects, the financial condition and results of operations of MoneyLogix Group, Inc.

Dated: May 17, 2010

MONEYLOGIX GROUP, INC.

By:	/s/ Gary Cilevitz
Gary Cilevitz

President, Chief Executive Officer and Chief Financial Officer